Exhibit 10.2

INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT (“Agreement”) is made as of March 28, 2022, by and between Daily Journal Corporation, a South Carolina corporation having executive offices at 915 East First Street, Los Angeles, California 90012 (the “Company”), and SMJ Holdings Inc. with a principal place of business set forth on Exhibit A hereto (“Service Provider”).

RECITALS

A.         The Company and Service Provider desire to enter into this Agreement in order to set forth the terms and conditions under which Service Provider will perform services for the Company.

B.         The parties desire to set forth this Agreement in writing.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.         Provision of Services. During the term of this Agreement, Service Provider hereby agrees to provide services to the Company as its Interim Chief Executive Officer, subject to the direction of the Company’s Board of Directors (the “Board”). Service Provider will devote such hours as are necessary to provide such services, provided that Service Provider shall be entitled to reasonable leaves of absences for illness, injury and vacation.

2.         Payment for Services.

(a)         In exchange for provision of such services, the Company agrees to pay Service Provider a flat fee of USD$40,833 per month, plus any goods and services taxes that may be applicable in respect of such fee (the “Fee”), provided that if the Term begins on a day that is not the first day of a month or ends on a day that is not the last day of the month, the Fee for such first or last month shall be pro-rated.

(b)         The Company shall reimburse Service Provider for the following out-of-pocket expenses directly attributable to work performed under this Agreement: (i) reasonable travel expenses, including airfares and rental vehicles; (ii) reasonable long distance telephone charges; (iii) reasonable postage and courier services; and (iv) other reasonable expenses of the kind customarily incurred by independent contractors, to the extent directly attributable to work performed under this Agreement. In addition, the Company shall reimburse Service Provider for the reasonable costs of vision and dental insurance, supplemental health insurance not covered by Canadian Medicare, and up to a USD$30,000 life insurance policy, not to exceed USD$710 in the aggregate per month.

3.         Independent Contractor. In the performance of all services hereunder, it is mutually understood and agreed that Service Provider shall be, and at all times is, acting and performing as an independent contractor in the performance of his professional duties as an independent contractor. Service Provider shall complete the services required hereunder according to his own equipment, and his own means and methods of work, which shall be in his exclusive charge and control. However, Service Provider agrees to perform his work and functions at all times in a strictly professional manner, and subject to any reasonable policies and procedures of the Company or as directed by the Board. Service Provider is authorized to act as the Company’s Interim Chief Executive Officer, and may bind the Company as its agent in such capacity, subject at all times to the direction of the Board. The parties acknowledge and agree that Service Provider is not performing exclusive services to the Company, and that Service Provider may perform services for and on behalf of third parties other than the Company, provided that if the performance of such services creates a material conflict of interest with the performance of Service Provider’s responsibilities and obligations to the Company under this Agreement, Service Provider shall promptly disclose such conflict of interest to the Board. In addition, Service Provider agrees to keep the Board reasonably informed of his services for and on behalf of third parties, regardless of whether a conflict of interest may exist.

4.         Term. This Agreement shall be effective when signed by both parties, and, unless the parties otherwise agree, shall terminate 30 days following the date on which the Company notifies Service Provider, in writing, that this Agreement is to be terminated because Service Provider’s services are no longer required or desired. Service Provider will notify the Company, in writing, 30 days prior to his termination of this Agreement.

5.         Non-Disclosure Agreement. Concurrently with the execution of this Agreement, Service Provider and the Company have entered into a Non-Disclosure and Creations Agreement, which is attached as Exhibit B, and is hereby incorporated by reference.

6.         Enforcement. If Service Provider should directly or indirectly violate the provisions of this Agreement, the Company or its assigns shall have the right to seek a temporary restraining order and an injunction against Service Provider and any other appropriate person, restraining him or such other person from violating any of the provisions of this Agreement. In addition to any injunctive relief that the Company or its assigns may be entitled to recover, the Company or its assigns shall have the right to recover any and all damages of whatever nature or kind resulting from Service Provider’s breach of this Agreement.

7.         Indemnification. Service Provider agrees to indemnify, defend and hold the Company harmless from and against any and all losses, claims, liabilities and costs of any kind whatsoever arising from Service Provider’s failure to file returns for and pay any taxes, insurance costs or any other costs which he may owe as a result of the performance of services hereunder, provided that the Company shall be solely responsible for any liabilities, costs, interests or penalties which may be assessed against the Company for its failure to withhold against the amounts collected or paid on Service Provider’s behalf.

8.         Fee and Reimbursements Only. Service Provider acknowledges and agrees that the Company shall not have any obligation or liability whatsoever to Service Provider or his successors, assigns or creditors for (i) any remuneration other than the Fee, reimbursement of expenses under Section 2(b) and any other fee awarded in the sole discretion of the compensation committee of the Board, including any salary, wages, annual leave, sick leave, long service leave or superannuation, (ii) any workers’ compensation, accident, disability or life insurance, except as provided in Section 2(b), or (iii) any taxes or levies imposed by any government. SERVICE PROVIDER ACKNOWLEDGES THAT SERVICE PROVIDER IS OBLIGATED TO PAY ALL PERSONAL INCOME TAXES ON ANY MONEYS PAID TO SERVICE PROVIDER PURSUANT TO THIS AGREEMENT BECAUSE NO SUCH TAXES ARE BEING WITHHELD BY THE COMPANY.

9.         Effect of Invalidity.

(a)                  If any provision or clause of this Agreement, as applied to any party or to any circumstances, shall be adjudged by a court to be invalid or unenforceable, said adjudication shall in no way affect any other provision of this Agreement, the application of such provisions in any other circumstances, or the validity or enforceability of this Agreement. If any provisions, or any part hereof, is held to be unenforceable because of the duration of such provision or area covered hereby, the parties hereto agree that the court in making such determination shall have the power to reduce the duration and/or area of such provisions, and/or to delete specific words or phrases and in its reduced or reformed form, such provisions shall then be enforceable and shall be enforced.

(b)         The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. This is a severable Agreement, and in the event that any part or parts of this Agreement shall be held to be unenforceable to its or their full extent, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision.

11.         Notices. All notices or other communications given or made hereunder shall be given or made if delivered by hand, registered mail or email, addressed to the party at its address as set forth in the introduction to this Agreement or on Exhibit A, as applicable (or to such other address that either party may designate from time to time in accordance with this Section).

12.         Survival. The terms of the Non-Disclosure and Creations Agreement shall survive the termination of this Agreement.

13.         Waiver. Any waiver by the Company of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent default.

14.         Applicable Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of California, and the parties agree to submit to the exclusive jurisdiction of the State courts located in the county of Los Angeles and their appellate courts.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

DAILY JOURNAL CORPORATION

By: /s/ Charles T. Munger

Name: Charles T. Munger

Title: Chairman

Date: March 28, 2022

SMJ HOLDINGS INC.

By: /s/ Steven Myhill-Jones

Name: Steven Myhill-Jones

Title: President

Date: March 28, 2022

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